Exhibit 4.11    [***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY  BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE OF  INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.    2023 Addendum for FDSOI Products to Materials Supply Agreement, dated April 25th, 2017     This 2023 Addendum for FDSOI Products to GLOBALFOUNDRIES’ contract number 00037737.0 (the “2023 FD Addendum”) to the Materials Supply Agreement dated Apr 25th 2017, GLOBALFOUNDRIES Contract number 00037735.0, and as amended from time to time, including on November 10, 2022 (the “Agreement”) is entered into effective as of the date of the last signature below (the “Commencement Date”) by and between GLOBALFOUNDRIES U.S. Inc, a corporation organized under the laws of State of Delaware with its principal place of business 2600 Great America Way, Santa Clara California 95054, USA (“GLOBALFOUNDRIES” or “GF”) and SOITEC S.A. (“Supplier”), a Societe Anonyme organized under the laws of France with its principal office at Parc Technologique des Fontaines, Bernin 38926 Crolles Cedex. Both GF and Supplier are referenced herein as Party or Parties, as the case might be.   WHEREAS, GF and Supplier previously entered into a Long Term Addendum, inclusive of all its Exhibits, with effective date of July 1st, 2017, and as amended (the “Original FD LTA”) regarding the purchase and supply of 22nm Fully Depleted Silicon on Insulator (“FDSOI”) wafers;   WHEREAS the Original FD LTA terminates on [***];   WHEREAS, GF wishes to continue purchasing FD Products (as defined below) from Supplier, [***] from Supplier over the Term (as defined below) of this 2023 FD Addendum;     WHEREAS, GF and Supplier now wish to enter into this 2023 FD Addendum, wherein GF will purchase and Supplier will supply the FD Products pursuant to the technical specifications of the Products and the Price set forth below, and wish to have this 2023 FD Addendum attached and incorporated into the Agreement,   NOW THEREFORE, in consideration of the mutual covenants, rights and obligations set forth hereinbelow and in the Agreement, the receipt and sufficiency, of which each Party hereby acknowledges, the Parties intending to be legally bound, and hereby agree as follows:   1. Introduction:   a. All capitalized terms in this 2023 FD Addendum shall have the same meaning as set forth in the Agreement, unless otherwise defined in this 2023 FD Addendum.   b. Where the context so admits or requires, references to the plural in any defined term herein shall include the singular and vice versa.   c. For the avoidance of doubt, the Parties agree that this 2023 FD Addendum is hereby incorporated into the Agreement. In the event of any conflict between the terms of this 2023 FD Addendum and the Agreement, the terms of this 2023 FD Addendum shall control. For the avoidance of doubt, to the extent this 2023 FD Addendum remains silent on a topic or matter, then the Agreement shall apply.   d. To the extent the Product Purchase Addendum entered into between Globalfoundries Dresden Module One LLC & Co. KG and Supplier, dated April 25, 2017 (the “Dresden PPA”), applies to the Product(s) set forth in the Table 1 below (see Section 4.f. below), if there is any conflict between the terms of this 2023 FD Addendum and the Dresden PPA, the terms of this 2023 FD Addendum shall control.   e. For the avoidance of doubt, [***] this 2023 FD Addendum shall only apply to the obligations set forth, herein, and the Products that are scheduled to be delivered [***], and during the Term (as defined below).

EXHIBIT 4.11

2. Term and Termination of the 2023 FD Addendum:

This 2023 FD Addendum shall commence on the Commencement Date and shall remain in effect through **[***]** (the "**Term**"), unless otherwise terminated as set forth in the Agreement.

[***].

3. Products, Product Price and Product Specifications

a. The GF Parties will purchase and Supplier will supply the FDSOI wafers identified by the part numbers and produced pursuant to the Product Specification (as defined below) listed in Table 1, below (each a "**Product**"), below. The term "**Product**" used in this 2023 FD Addendum shall refer to one or more of the items listed in Table 1, below.

b. The price for each Product(s) is as set forth in Table 1, below (each a "**Price**")

Table 1

Supplier Mfr Site	GF Part number	Product Specification #*	Price per Product wafer (CY 2023)
Bernin	[***]	[***]	[***]
Singapore	[***]	[***]	[***]

*"**Product Specification #**" means the respective current version of the applicable Product Specification # as of the Commencement Date.

c. The applicable Product specification(s) for each of the Products is identified in Table 1, above, by a Product specification number (each a "**Product Specification**") and delineated in the FoundryView data record system of GLOBALFOUNDRIES that is inter alia used to track Product specifications as of the Commencement Date. For the avoidance of doubt, it is in GLOBALFOUNDRIES' sole discretion to change the record location, system, or data warehouse for such FoundryView data record system.

d. Any modification to the Product Specification(s) must be in writing and mutually agreed to by the Parties and recorded into the respective data record system, and any pricing modifications relative to such Product Specification shall be addressed by the Parties at such time and agreed upon by the Parties in writing and added to this 2023 FD Addendum. **[***]**

4. Volumes, Purchase Orders and Shipment Plans:

a. Affiliates of GLOBALFOUNDRIES may also issue Orders for Product(s), and such Orders shall be subject to the Price(s) set forth in Table 1. Orders placed by Affiliates shall be subject to the terms of the Agreement and this 2023 FD Addendum. GF and GF's Affiliates collectively are referred to as "**GF Parties**" and are more specifically defined in the Agreement.

b. Supplier's Affiliate, Soitec Microelectronics Singapore Pte. Ltd, located at 81 Pasir Ris Industrial Drive 1, Singapore 518220, and together Supplier and are referred to as the "**Supplier Group**"), will participate in the supply of Product volumes to GF Parties.

c. GF and each applicable GF Party shall purchase from Supplier Group the volumes of Product specified for each calendar year ("**CY**") 2023 in Table 2, **[***]**), during such

2

3 EXHIBIT 4.11           CY2023 .     d. [***] Parties may discuss the Supply Mix the Supplier Group plans to deliver for the [***] Volume of Products for the first half of CY2023 and the second half of CY2023, respectively. [***].   e. [***] NCPOs:   i. GF and each applicable GF Party shall issue to Supplier or Supplier Singapore (as applicable) [***] non-cancellable purchase orders (NCPOs) for CY2023, during the Term, as set forth in Section 4.f.ii below; and each such [***] NCPOs shall order [***] volumes set forth in Table 3, below (each a “[***] NCPO”) [***]. ii. GF and each applicable GF Party shall issue [***]NCPOs for CY2023 equaling the [***] Volumes, [***] on or before [***].   iii. Within [***] receipt of a [***] NCPO, Supplier and/or Supplier Singapore (as applicable) will confirm the [***] NCPO volumes, in writing, and the relevant [***] Product volumes to be delivered to [***]the GF Party’s designated site [***], as set forth in Table 3 above (the “Confirmed Volumes”); and [***]before the relevant month for the [***] NCPO, Supplier shall provide a shipment schedule for when volumes will be delivered [***] pursuant to such [***] NCPO (the “Commit Dates” and, together, the process of the Confirmed Volumes and Commit Dates, are referred to as the “Confirmed Volume Process”). [***].   Table 2 [***] Volumes of Product – CY2023 GF Part No. for Product Total CY23 [***] Volume   [***] [***]   Table 3 [***] Volumes of Product CY2023 GF Part No. for Product 1Q2023 2Q2023 3Q2023 4Q2023 [***] [***] [***] [***] [***] Table 4 [***] Target Forecast [***] [***]   g. [***].   h. [***].   i. Upon the Delivery Date of the volume of Product(s) or when volume of Product becomes Slow Moving Inventory [***], the payment terms of such Products shall be [***] days net.     j.  [***]  5. Collaboration between the Parties:   The Parties agree that GF can use resources of GF Affiliates to conduct the activities described in this Section 6.   a. [***]

4 EXHIBIT 4.11             b. [***] [***] .   c. [***].   d. The Parties agree to work collaboratively and use commercially reasonable efforts to explore the next generation substrate based upon the characteristics of the Product(s) during the Term of this 2023 FD Addendum.   e. Supplier commits to undertake the necessary action to confirm the bulk supply needed for the volumes of the Products set forth in Table 2, above, [***] i   i.[***]   ii.[***]   iii. [***].   [***].   6. Qualifications   a. New Qualifications by Agreement: Under this 2023 FD Addendum, GF will not qualify any new [***] wafer supply configurations for Products. For the avoidance of doubt, Supplier shall only deliver Product already qualified between the Parties as of the Commencement Date of this 2023 FD Addendum, and in accordance with Table 5, below. Notwithstanding the foregoing, any new qualifications [***]may be undertaken by mutual agreement of the Parties; and such agreement for qualifications shall not be unreasonably delayed or withheld.

5 EXHIBIT  4.11           b. Minimum Supply of Product Mix to Maintain Existing Qualifications The Parties agree to the minimum supply of Product Mix set forth in Table 5, below, in order to ensure that [***] wafers remain qualified.   Table 5 Existing Qualified FDSOI [***] Wafers & Minimum Supply of Product Mix Soitec Factory Qualified [***]                   Bernin   [***]   [***]   [***]   [***]   [***]    [***] [***]  [***]   Factory Qualified [***]               Pasir Ris [***] [***] [***] [***]     [***]  [***] [***]  [***]   [the balance of the page intentionally left blank]

6 EXHIBIT 4.11               IN WITNESS WHEREOF, the Parties hereto have executed this Addendum to the Materials Supply Agreement effective as of the Commencement Date.               GLOBALFOUNDRIES U.S. Inc “GF” SOITEC S.A. “Supplier” [***] Authorized Signature & Company Seal (if applicable) Authorized Signature & Company Seal (f applicable) Jeffrey S. Lyon   Pierre Barnabé   Print Name Print Name Senior Director   CEO   Title Title Nov 28, 2022   Nov 28, 2022   Date Date